Exhibt 10.1

SENSIENT TECHNOLOGIES CORPORATION (a Wisconsin Corporation) 2007 Stock Plan PERFORMANCE STOCK UNIT AGREEMENT

Grantee:

Grantee’s Address:

Grant Date:

Target Number of Performance Stock Units:

Restricted Period:	January 1, 2014 to December 31, 2016

Sensient Technologies Corporation, a Wisconsin corporation (the "Company"), and the above-named Grantee hereby agree as follows:

1.            Grant of Performance Stock Units. In consideration of the continued employment of the Grantee for the periods herein defined, and in consideration of the Grantee having entered into a Noncompetition, Nonsolicitation and Confidentiality Agreement (or an agreement of similar purpose and effect, however titled) prior to or contemporaneous with this Agreement, the Company grants to the Grantee the Performance Stock Units stated above upon the terms and conditions set forth herein.

2.            Plan; Defined Terms. This grant of Performance Stock Units is made pursuant to Section 8 of the Company’s 2007 Stock Plan (the "Plan") and is subject to each and all of the provisions of the Plan. A copy of the Plan is attached to this Agreement and is made a part hereof. All capitalized terms used in this Agreement, including the terms set forth in the table above, have the meanings assigned to them in this Agreement. Any capitalized terms that are not defined in this Agreement are defined in the Plan. Certain other terms used in this Agreement are also defined herein.

3.            Restricted Period. The Performance Stock Units are subject to vesting over a three-year period, which is referred to as the "Restricted Period."  In the first two years of the Restricted Period, referred to as the "Performance Period," the Company's performance will be measured in accordance with Section 4 and the number of Performance Stock Units that are eligible for vesting under Section 5 will be determined.  The Performance Stock Units determined under Section 4 will become vested if the Grantee continues in employment through the remainder of the Restricted Period or terminates employment as described in Section 5(b), (c) or (d).  If the Grantee terminates employment during the Restricted Period for any other reason, then Grantee's right to the Performance Stock Units will be forfeited.

4.            Performance Condition for the Performance Stock Units.

(a)            The number of Performance Stock Units that are eligible for vesting under Section 5 will be based upon the Company's performance relative to the preestablished goals for the Performance Period set forth on Exhibit 1.  As soon as practicable after the end of the Performance Period, the Committee will determine the percentage of the Performance Stock Units that will become eligible for vesting under Section 5 based on the actual performance of the Company relative to the preestablished goals using the performance matrix attached hereto as Exhibit 1.

(b)            If the position on the matrix reflects a percentage greater than zero, then the number of Performance Stock Units eligible for vesting under Section 5 shall be equal to the product of such percentage and the Target Number of Performance Stock Units. Upon the Committee’s determination as provided above, the Grantee will forfeit the right to receive the remaining Performance Stock Units. If the position on the matrix reflects a percentage of zero, then all Performance Stock Units shall be forfeited.  If any calculation would result in a fraction, any fraction of 0.5 or greater will be rounded to one, and any fraction of less than 0.5 will be rounded to zero.

(c)            The Company shall promptly communicate the number of Performance Stock Units eligible for vesting to the Grantee.

5.            Employment Condition for the Performance Stock Units.  Subject to the terms and conditions set forth herein,

(a)            If the Grantee continues in employment with the Company through the end of the Restricted Period, the Grantee will become vested in the number of Performance Stock Units determined under Section 4.  Absence of the Grantee on leave approved by a duly elected officer of the Company, other than the Grantee, shall not be considered a termination of employment during the period of such leave.

(b)            If the Grantee terminates his or her employment with the Company during the Restricted Period because of Normal Retirement, the Grantee will become vested in the number of Performance Stock Units determined under Section 4 as if he or she had remained employed through the last day of the Restricted Period.

(c)            If the Grantee terminates his or her employment with the Company because of Early Retirement after the completion of the Performance Period, but prior to the end of the Restricted Period, the Committee may, in its sole and complete discretion, vest the Grantee in some or all of the Performance Stock Units eligible for vesting.

(d)            If the Grantee terminates his or her employment with the Company because of death or Disability after completion of the Performance Period, but prior to the end of the Restricted Period, the Grantee will become vested in the number of Performance Stock Units (rounded to the nearest whole number) equal to the total number of Performance Stock Units eligible for vesting as determined in Section 4 multiplied by the number of full months which have elapsed since the beginning of the Restricted Period divided by the number of full months of the Restricted Period (36). All remaining Performance Stock Units shall be forfeited; provided, however, that the Committee may, in its sole discretion, vest the Grantee in some or all of the remaining Performance Stock Units eligible for vesting.

(e)            Except as provided above, if the Grantee's employment with the Company terminates prior to the expiration of the Restricted Period, then the Performance Stock Units shall be automatically forfeited by the Grantee.

(f)            As used herein,

(i)             "Disability" means the permanent and total inability, by reason of physical or mental infirmity, or both, of the Grantee to perform the work customarily assigned to him or her by the Company. The determination of the existence or nonexistence of a Disability shall be made by the Committee based on satisfactory medical evidence.

(ii)            "Early Retirement" means "early retirement" under the terms of the ESOP in effect on the date of the Grantee's termination of employment (or on the date the ESOP is terminated if not then in effect).

(iii)           "Normal Retirement" means "normal retirement" under the terms of the Company’s Employee Stock Ownership Plan ("ESOP") in effect on the date of the Grantee's termination of employment (or on the date the ESOP is terminated if not then in effect).

6.            Change of Control.  Notwithstanding any other provisions of this Agreement, in the event of a Change of Control,

(a)            If the Change of Control occurs during the Performance Period, the Company shall issue the Grantee one share of Stock for each Performance Stock Unit that could become vested, assuming performance at 100% of target levels.

(b)            If the Change of Control occurs in the third year of the Restricted Period, the Company shall issue the Grantee one share of Stock for each Performance Stock Unit that is eligible to become vested based upon the Company's actual performance for the Performance Period.

Thereafter, the Company shall have no further obligations under this Agreement.

7.            Timing and Form of Payout.  If the Performance Stock Units become earned and vested as a result of Section 5(a), the Grantee will be issued one share of Stock for each vested Performance Stock Unit as soon as practicable after the end of the Restricted Period.  If the Performance Stock Units become earned and vested as a result of Section 5(b), Section 5(c), Section 5(d) or Section 6, the Grantee will be issued one share of Stock for each vested Performance Stock Units as soon as practicable after the later of (a) the Committee's determination under Section 4 or (b) the event that gives rise to the vesting under Section 5.

8.            Dividend Equivalents. No dividend equivalents will be paid on the Performance Share Units until such time as the shares of Stock are issued.  Upon the issuance of shares of Stock, the Company will pay Grantee a lump-sum cash amount in payment of dividend equivalents based on the number of shares of Stock issued multiplied by the per share quarterly dividend payments made to shareholders of Company’s Stock during the Restricted Period (without any interest or compounding). Any dividend equivalents attributable to Performance Share Units that are cancelled or forfeited will not be paid and are immediately forfeited upon cancellation of the Performance Share Units.

9.            Forfeiture of Performance Stock Units and Repayment of Performance Stock Unit Value.

(a)            If, at any time after the Grant Date, the Grantee engages in any act in violation of any agreement between Grantee and the Company (whether executed prior to, simultaneous with, or after the date of this Agreement) having the effect or purpose of prohibiting or restricting all or any of (A) the disclosure by Grantee of confidential information obtained from the Company or any subsidiary; (B) activities by the Grantee in competition with the Company or any subsidiary; or (C) solicitation by the Grantee of customers of the Company or any subsidiary in competition with the Company or any subsidiary (including, without limitation, any agreement entitled "Noncompetition, Nonsolicitation and Confidentiality Agreement"), or any amendment thereto or extension thereof or successor or replacement agreement, then notwithstanding any other terms of this Grant:

(i)                If the shares of Stock have not yet been issued, the Performance Stock Units shall automatically be forfeited by the Grantee without any further obligations of the Company; and

(ii)              If the shares of Stock have been issued, the Grantee shall be obligated to pay to the Company the Performance Stock Unit Value. "Performance Stock Unit Value" shall mean the total market value of the shares of Stock as determined based upon the closing price of the Stock on the New York Stock Exchange on the date the shares of Stock were issued.

(b)            Notwithstanding the foregoing, this Section 9 shall immediately become null and void and of no further force and effect upon the occurrence of a Change of Control.

10.        Tax Withholding.  The Grantee may by written election, elect to pay all or a portion of the federal, state and local withholding taxes arising in connection with the issuance of Stock, by electing to (a) have the Company withhold shares of Stock to be issued in connection with such benefit provided, however, that the amount to be withheld shall not exceed the Company’s minimum statutory federal, state and local tax withholding obligations for the Grantee ("Minimum Obligations") associated with the transaction, (b) have the Company withhold up to 50% of the shares of Stock to be issued in connection with such benefit provided that the Grantee can demonstrate that the Grantee holds previously owned shares of Stock ("Previous Shares") equal to the difference between the amount withheld and the Minimum Obligations and that the Previous Shares have been held for a minimum of six months and the Grantee agrees to hold the Previous Shares for at least six months from the date of the lapse of restrictions, (c) deliver up to 50% of other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld provided that the shares have been held by the Grantee for a minimum of six months, or (d) pay the withholding amount in cash. The written election must be made on or before the date as of which the amount of tax to be withheld is determined. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the Grantee in cash.

11.        Rights as Shareholder. Grantee shall not be entitled to vote or to receive dividends until the Performance Stock Units have become vested and shares of Stock are issued to Grantee.  The Performance Stock Units may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of prior to vesting.

12.         No Right to Continued Employment. This Grant shall not confer upon Grantee any right with respect to continuance of employment by the Company or any subsidiary, nor shall it interfere in any way with the right of the Company to terminate Grantee’s employment at any time.

13.         Designation of Beneficiary. The Grantee may designate a beneficiary for any benefits that become payable following his or her death by filing a designation with the Committee. The Grantee may from time to time revoke or change his or her Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Grantee’s death, and in no event shall any designation be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of the Grantee’s death, or if no designated Beneficiary survives the Grantee, or if such designation conflicts with law, the Grantee’s estate acting through his or her legal representative, shall be deemed the Grantee's Beneficiary.

14.        Powers of the Company Not Affected. The existence of the Performance Stock Units shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Company’s common stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

15.        No Tax Gross-Up.  Grantee shall not be entitled to any tax gross-up as a result of the lapse of restrictions under this Agreement.

16.         Interpretation by Committee. As a condition of the granting of the Performance Stock Units, the Grantee agrees, for himself and his legal representatives or guardians, successors and assigns, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

17.        Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

18.        Section 409A. This Agreement is intended to comply with the requirements of Section 409A. Accordingly, all provisions included in this Agreement, or incorporated by reference, will be interpreted and administered in accordance with that intent. If any provision of the Plan or this Agreement would otherwise conflict with or frustrate this intent, that provision will be interpreted and deemed amended or limited so as to avoid the conflict.

IN WITNESS WHEREOF, the parties have executed this Performance Stock Unit Agreement, in duplicate, as of the date of grant shown above.

SENSIENT TECHNOLOGIES CORPORATION
By:
Senior Vice President - Administration

Grantee

Exhibit 1

EBIT Growth		2015 ROIC
Weighting
70%		30%
Two-Year EBIT Growth	% of Target Awarded	Two-Year Change in ROIC	% of Target Awarded

Notes:
- Each of the two targets above operates independently.

- Amounts achieved between the targets shown above are interpolated.